UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2011

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events

On November 15, 2011, American National Bankshares Inc. (“American”) completed the repurchase of all 5,000 shares of its Noncumulative Perpetual Series A Preferred Stock, par value $5.00 per share (the “American Series A Preferred Stock”), that were outstanding as of such date.  The shares of American Series A Preferred Stock were issued on July 1, 2011 in connection with American’s acquisition of MidCarolina Financial Corporation, and had a $1,000 liquidation preference per share.

While the American Series A Preferred Stock was subject to redemption at 104.5% of par during the twelve month period beginning August 15, 2011, American paid 62% of par (or an aggregate purchase price of $3.1 million) to repurchase all 5,000 outstanding shares from the sole holder of the position.  Settlement for the repurchase was effected on November 18, 2011.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2011                                           /s/ William W. Traynham
                              Senior Vice President and Chief Financial Officer